Exhibit 2

Media contact:

Richard Silverman, +1 212 632 6285
richard.silverman@lazard.com

LAZARD TO PRESENT REPORT ON TIME WARNER

CARL ICAHN, FRANK BIONDI TO COMMENT ON REPORT

        NEW YORK, Feb. 7, 2006—Lazard (NYSE: LAZ) today will present and discuss Lazard's comprehensive analysis of Time Warner Inc. (NYSE: TWX) at 3:30 pm EST in New York City at the St. Regis Hotel, located at Two East 55th Street (between 5th and Madison Aves.), on the 20th Floor. Carl Icahn and Frank Biondi will be present to comment on the report.

        The presentation will be open to shareholders, analysts, and members of the media. Registration, which is required for all attendees, will take place at the event. A question-and-answer session will follow the presentation.

WEB CAST:

        The event will be accessible via live Web cast on www.enhancetimewarner.com. This Web site will formally launch at 3:30 pm today.

DIAL IN:

        The event may also be accessed by calling: 1-800-289-0726 (US toll free) or 913-981-5545 (international), User Passcode 9203764 (required).

PRESENTATION MATERIALS:

        A copy of the Lazard Report and other presentation materials will be available for download beginning at 3:30 pm today at: www.enhancetimewarner.com. Various materials and updates will be posted to this Web site.

For additional information, please contact:
Susan Gordon
Icahn Associates Corp.
(212) 702-4309

        SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON FEBRUARY 7, 2006.